                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12


         MICROCIDE PHARMACEUTICALS, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                          May 15, 2000

Dear Stockholders:

    It is my pleasure to invite you to the Annual Meeting of Stockholders of Microcide Pharmaceuticals, Inc. to be held on Thursday, June 15, 2000 at
9:00 a.m. at Microcide's offices located at 850 Maude Avenue, Mountain View, California. The Notice of the Annual Meeting and the Proxy Statement attached, describe the business to be conducted at the meeting.

    I hope you will be able to join us. If you are unable to attend this year's meeting, you can ensure your representation by completing the enclosed Proxy and returning it to us promptly.

    Thank you for your interest and participation in the affairs of Microcide Pharmaceuticals.

                                          Sincerely,

                                          /s/ James E. Rurka

                                          James E. Rurka
                                          President, Chief Executive Officer and
                                          Acting Chief Financial Officer

                        MICROCIDE PHARMACEUTICALS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2000

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Microcide Pharmaceuticals, Inc., a Delaware corporation (the Company), will be held on Thursday, June 15, 2000, at 9:00 a.m. local time, at the Company's offices located at 850 Maude Avenue, Mountain View, California 94043 for the following purposes:

    1) To elect three Class I directors for a term of three years to expire at the Company's 2003 Annual Meeting of Stockholders.

    2) To increase the number of shares of Common Stock reserved for issuance under the Company's 1993 Amended Incentive Stock Plan from 2,580,000 to 3,030,000 shares.

    3) To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2000.

    4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    These items of business are more fully described in the Proxy Statement accompanying this notice.

    Only stockholders of record at the close of business on April 20, 2000 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By order of the Board of Directors

                                          /s/ Michael J. O'Donnell

                                          Michael J. O'Donnell
                                          Secretary

Mountain View, California
May 15, 2000

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                        MICROCIDE PHARMACEUTICALS, INC.
                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Microcide Pharmaceuticals, Inc., a Delaware corporation (the Company), for use at the Annual Meeting of Stockholders to be held on Thursday, June 15, 2000, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices located at 850 Maude Avenue, Mountain View, California 94043. The Company's telephone number at that address is (650) 428-1550.

    These proxy solicitation materials were mailed on or about May 15, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on April 20, 2000 are entitled to notice of the meeting and to vote at the meeting. At the record date, 11,293,267 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 139 stockholders.

SOLICITATION OF PROXIES

    This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING PROCEDURE

    Each stockholder is entitled to one vote for each share held. In the election of directors, each stockholder will be entitled to vote for three nominees, and the three nominees with the greatest number of votes will be elected. On all other matters, each share has one vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must have been received by the Company no later than February 15, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's Restated Certificate of Incorporation and Bylaws provide for a Board of Directors that is divided into three classes. The directors in Class I hold office until the 2000 Annual Meeting of Stockholders, the directors in Class II hold office until the 2001 Annual Meeting of Stockholders, and the directors in Class III hold office until the 2002 Annual Meeting of Stockholders (or, in each case, until their successors are duly elected and qualified or their earlier resignation, removal from office or death), and, after each such election, the directors in each such case will then serve in succeeding terms of three years and until their successors are duly elected and qualified.

    The Company currently has seven directors, with three directors in Class I, two directors in Class II, and two directors in Class III. The terms of office of the Class I directors, Daniel L. Kisner, M.D., David Schnell, M.D. and Mark
B. Skaletsky expire at the 2000 Annual Meeting of Stockholders. The terms of office of the Class II directors, Hugh Y. Rienhoff, Jr., M.D. and John P. Walker expire at the Company's 2001 Annual Meeting of Stockholders. The terms of office of the Class III directors James E. Rurka and Keith A. Bostian, Ph.D. expire at the 2002 Annual Meeting of Stockholders.

    Three Class I directors are to be elected at the 2000 Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders.

    The nominees, and certain information about them as of December 31, 1999, are set forth below:

                                                                                DIRECTOR
NAME OF NOMINEE                                    AGE      COMPANY POSITIONS    SINCE
---------------                                  --------   -----------------   --------
Daniel L. Kisner, M.D..........................     53      Director              1998
David Schnell, M.D. (1)(2).....................     39      Director              1992
Mark B. Skaletsky (3)..........................     51      Director              1998

------------------------

(1) Member of Compensation Committee.

(2) Member of Nominating Committee.

(3) Member of Audit Committee.

    DANIEL L. KISNER, M.D., became a Director of the Company in April 1998. Since February 1999, Dr. Kisner has been President and Chief Executive Officer of Caliper Technologies Corp., a designer and manufacturer of drug discovery, healthcare and biological research devices and systems, and currently serves on its Board of Directors. He has been a director of Isis Pharmaceuticals, Inc., a leader in the discovery and development of drugs based on antisense technology. From March 1991 to February 1993, he held the position of Executive Vice President at Isis Pharmaceuticals, became its Chief Operating Officer in February 1993, and was appointed its President in May 1994. From December 1988 to March 1991, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories, a researcher and producer of pharmaceutical products. Dr. Kisner currently serves on the Board of Directors of Anesta Corporation, a leader in the development of new pharmaceutical products for oral transmucosal drug administration. Dr. Kisner holds a tenured position in the Division of Oncology at the

University of Texas. Dr. Kisner has a B.A. in Biological Sciences from Rutgers University and a M.D. from Georgetown University.

    DAVID SCHNELL, M.D., has served as a Director of the Company since
December 1992 and is a Founder of the Company. Since 1997 he has been a Managing Partner of Prospect Venture Partners, a venture capital firm. From 1994 to 1997, he was a Partner at Kleiner Perkins Caufield & Byers, a venture capital firm. From 1987 to December 1993, he was a marketing and business development executive at Sandoz Pharmaceuticals Corporation, a research-based provider of life science products. During 1992 and 1993, he managed Sandoz' venture capital activities and, with Avalon Medical Partners, a venture capital firm, founded the Company. Dr. Schnell has a B.S. in Biological Sciences and a M.A. in Health Services Research from Stanford University and a M.D. from Harvard University.

    MARK B. SKALETSKY became a Director of the Company in April 1998. He has been President and Chief Executive Officer of GelTex Pharmaceuticals, Inc., a company which researches and develops non-absorbed polymer drugs, since
May 1993. From 1988 to 1993, Mr. Skaletsky served as Chairman and Chief Executive Officer of Enzytech, Inc., a biotechnology company subsequently acquired by Alkermes, Inc., a pharmaceutical company applying the tools of biotechnology to the development of proprietary drug delivery systems. From 1981 to 1988, Mr. Skaletsky served as President and Chief Operating Officer of Biogen, Inc., a biotechnology company focused on products for multiple sclerosis, inflammatory, respiratory and kidney diseases, and certain viruses and cancers. Mr. Skaletsky is currently Chairman of the Biotechnology Industry Organization (BIO). Mr. Skaletsky is a member of the Board of Trustees of Bentley College and also serves on the Board of Directors of Isis Pharmaceuticals, Inc., a leader in the discovery and development of drugs based on antisense technology, and Leukosite Inc., a company which develops therapeutic drugs based upon the biology of leukocytes. Mr. Skaletsky has a B.S. in Finance from Bentley College.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE 2000 ANNUAL MEETING

    The names and certain other information about the Directors whose terms of office continue after the 2000 Annual Meeting are set forth below:

                                                                                           DIRECTOR
NAME OF DIRECTOR                          AGE      COMPANY POSITIONS                        SINCE
----------------                        --------   -----------------                       --------
Keith A. Bostian, Ph.D................     48      Director                                  1992
Hugh Y. Rienhoff, Jr., M.D. (3).......     47      Director                                  1994
James E. Rurka (1) (2)................     54      President, Chief Executive Officer,       1994
                                                   Acting Chief Financial Officer and
                                                   Director
John P. Walker (1) (2)................     51      Chairman of the Board                     1995

------------------------

(1) Member of Compensation Committee.

(2) Member of Nominating Committee.

(3) Member of Audit Committee.

    Mr. Rurka's background is summarized under "Executive Officers" below.

    KEITH A. BOSTIAN, PH.D., has served as a Director of the Company since December 1992 and is a Founder of the Company. From December 1992 through January 1998, Dr. Bostian served as the Chief Operating Officer of the Company. Dr. Bostian currently serves as the President and Chief Executive Officer of Iconix Pharmaceuticals, Inc., a chemical genetics company engaged in genomics research with broad applicability to human diseases, as well as a member of its Board of Directors. From June 1987 through December 1992 he was employed at Merck Research Laboratories, a company engaged in the discovery and development of pharmaceutical products, where he was Executive Director of Microbiology and Molecular Genetics. Dr. Bostian was an Assistant and Adjunct Associate Professor of Biology in the Division of Biology at Brown University from 1982 to 1990 and was elected to the American Academy of

Microbiology in 1993. Dr. Bostian has a B.A. in Biology and Chemistry from Augustana College and a Ph.D. in Biochemistry from Queen Mary College, University of London.

    HUGH Y. RIENHOFF, JR., M.D., became a Director of the Company in July 1994. Dr. Rienhoff has been Chairman and Chief Executive Officer of Kiva Genetics, a provider of genetic research to the pharmaceutical industry and academia, since its founding in April 1998. From March 1997 to April 1998, he was a Director at Abingworth Management Limited, a venture capital firm, where his focus was on biotechnology and health care information systems. From July 1992 to March 1997, he was a Partner at New Enterprise Associates, a venture capital firm. Dr. Rienhoff was a member of the faculty in the Department of Molecular Biology and Genetics at The Johns Hopkins University School of Medicine from July 1989 through June 1992. Dr. Rienhoff trained in internal medicine and human genetics at Johns Hopkins Hospital, and received a B.A. in English and Biology from Williams College and a M.D. from The Johns Hopkins University. He currently serves on the Board of Directors of Aurora Biosciences, a company which designs and develops proprietary drug discovery systems, services and technologies, and Iconix Pharmaceuticals, Inc., a chemical genetics company engaged in genomics research with broad applicability to human diseases.

    JOHN P. WALKER has served as a Director of the Company since December 1995 and became Chairman of the Board in February 1999. He has been the Chairman of the Board of Axys Pharmaceuticals, Inc., a drug discovery and development company with a proprietary focus in oncology, since 1998 and Chief Executive Officer since 1993. Prior to joining Axys, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a medical device company which was sold to Union Carbide in 1990. Prior to that, Mr. Walker spent 15 years as an executive of American Hospital Supply Corporation, a broad-based healthcare products supplier, most recently serving as President of its American Hospital Company. He currently also serves on the Board of Directors of Geron Corporation, a biopharmaceutical company focused on therapeutic and diagnostic products to treat cancer and other age-related diseases, and one private company. Mr. Walker has a B.A. from State University of New York at Buffalo and conducted graduate studies at Northwestern University for Management.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held five meetings and took action by written consent once during fiscal 1999. There were three committee meetings held in 1999. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served during fiscal 1999.

    The Board of Directors has four standing committees: the Compensation Committee, the Audit Committee, the Option Grant Committee and the Nominating Committee.

    During 1999, directors James E. Rurka, David Schnell, M.D. and John P. Walker served on the Compensation Committee, which sets guidelines for hiring, salaries and incentive compensation for employees of the Company other than executive officers, and makes recommendations to the Board of Directors with regard to salaries and incentive compensation for executive officers of the Company. Mr. Rurka, President, Chief Executive Officer and Acting Chief Financial Officer of the Company, participates in all discussions and decisions regarding hiring, salaries and incentive compensation for all employees and consultants of the Company, except that Mr. Rurka is excluded from discussions regarding his own salary and incentive compensation. The Compensation Committee held two meetings during fiscal 1999. Each committee member attended the meetings held during such member's tenure on the committee.

    During 1999, directors Mark B. Skaletsky and Hugh Y. Rienhoff, Jr., M.D. served on the Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting during fiscal 1999. Each committee member attended the meeting held during such member's tenure on the committee.

    During 1999, director James E. Rurka served on the Option Grant Committee which was established principally to grant stock options to non-officer employees upon commencement of employment with the Company in accordance with the guidelines established by the Compensation Committee. The Option Grant Committee did not meet during fiscal 1999 but did take action by written consent.

    During 1999, directors James E. Rurka, David Schnell, M.D. and John P. Walker served on the Nominating Committee which interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company's Bylaws. The Nominating Committee did not meet during fiscal 1999.

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company are entitled to participate in the Company's 1996 Director Option Plan. Each individual who becomes a non-employee director for the first time will automatically be granted an option to purchase 16,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual was not employed by the Company immediately prior to such time. Such options are exercisable at a price equal to the fair market value of the Company's Common Stock on the date the option is granted, and the right to exercise the shares subject to the option vests over a four-year period. Thereafter, at each annual stockholders meeting, each non-employee director with at least six months of service on the Board of Directors will automatically be granted an option to purchase 4,000 shares of Common Stock (8,000 shares for the Chairman of the Board). Such options are exercisable at a price equal to the fair market value of the Company's Common Stock on the date the option is granted, and the right to exercise the shares subject to the option vests over a one-year period. The Company granted an option to purchase 16,000 shares of Common Stock to John P. Walker when he was named Chairman of the Board in February 1999. In June 1999, the Company granted 4,000 options to purchase shares of Common Stock to each of Daniel L. Kisner, M.D., Hugh Y. Rienhoff, Jr., M.D., David Schnell, M.D. and Mark B. Skaletsky, and 8,000 options to John P. Walker as Chairman. Keith A. Bostian, Ph.D. did not receive directors' options in conjunction with his consulting agreement with the Company, and did not receive any other options pursuant to this agreement.

    Effective in 1999, the Company paid each non-employee director a flat fee of $10,000 per annum, payable quarterly ($15,000 for the Chairman of the Board). Directors otherwise have received no other fees for services provided in that capacity but have been reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings. Directors receive no compensation for meetings attended by telephone or for actions taken by written consent.

VOTE REQUIRED

    The three nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                    VOTE "FOR" THE ELECTION OF THE NOMINEES.

                                  PROPOSAL TWO
                 AMENDMENT OF 1993 AMENDED INCENTIVE STOCK PLAN

    In April 1993, the Company's Board of Directors (the "Board") adopted the 1993 Amended Incentive Stock Plan (the "Stock Plan"), which was approved by the stockholders in April 1994. Options granted under the Stock Plan may be either "incentive stock options", as defined in Section 422 of the Code, or nonstatutory stock options. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. The Board of Directors and stockholders of the Company have previously reserved for issuance 2,580,000 shares of Common Stock under the Stock Plan. In February 2000, the Board of Directors approved an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 450,000 shares to a total of 3,030,000 shares. As of March 31, 2000, options to purchase 1,524,499 shares were outstanding under the Stock Plan, a total of approximately 683,628 shares had been issued upon the exercise of options granted under the Stock Plan and approximately 371,873 shares remained available for future grant.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 450,000 shares, bringing the total number of shares issuable under the Stock Plan to 3,030,000 shares.

SUMMARY OF THE STOCK PLAN

    GENERAL. The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options granted under the Stock Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended ("the Code"), or nonstatutory stock options. Amounts prospectively allocable under the Stock Plan for fiscal 2000 are not determinable. For information regarding stock option grants in fiscal 1999, see "Executive Compensation--Compensation Tables."

    ADMINISTRATION. The Stock Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Stock Plan.

    ELIGIBILITY. Nonstatutory stock options may be granted under the Stock Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

    LIMITATIONS. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

    (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, or any combination thereof.

    (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the Stock Plan expire on the earlier of
(i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The Stock Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

    (e) NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, options granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (f) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option.

    In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the Administrator shall have the discretion to allow the optionee to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE STOCK PLAN. The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option previously granted under the Stock Plan without the written consent of the optionee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares casting their votes at the Annual Meeting will be required to approve the amendment of the 1993 Amended Incentive Stock Plan.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT
                   OF THE 1993 AMENDED INCENTIVE STOCK PLAN.

                                 PROPOSAL THREE
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2000, and recommends that the stockholders ratify the selection. In the event of a negative vote, the Board will reconsider its selection.

    Ernst & Young LLP has audited the Company's financial statements since 1993. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
               VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
                             INDEPENDENT AUDITORS.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 20, 2000 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each current director,
(iii) the Company's Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for fiscal year 1999 exceeded $100,000 (together, the "Named Officers") and (iv) all executive officers and directors as a group.

                                                                            PERCENT
FIVE PERCENT STOCKHOLDERS,                                                BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS                               NUMBER      OWNED (1)
--------------------------------                              ---------   ------------
BVF Partners L.P............................................  1,072,107       9.5%
  333 West Wacker Drive, Suite 1600
  Chicago, IL 60606

Wanger Asset Management, L.P................................    915,000       8.1%
  70 West Madison Street, Suite 3300
  Chicago, IL 60602

Johnson & Johnson Development Corporation...................    571,429       5.1%
  1 Johnson & Johnson Plaza
  New Brunswick, NJ 08933

Pfizer Inc..................................................    571,429       5.1%
  Eastern Point Road
  Groton, CT 06340

Keith A. Bostian, Ph.D.(2)..................................    345,458       3.1%

Matthew J. Hogan(3).........................................     18,841         *

Daniel L. Kisner, M.D.(4)...................................     20,000         *
  Caliper Technologies Corp.
  605 Fairchild Drive
  Mountain View, CA 94043

George H. Miller, Ph.D.(5)..................................     58,750         *

Hugh Y. Rienhoff, Jr., M.D.(6)..............................     11,702         *
  Kiva Genetics, Inc.
  2375 Garcia Avenue, 2nd Floor
  Mountain View, CA 94043

James E. Rurka(7)...........................................    377,796       3.4%

David Schnell, M.D.(8)......................................     48,547         *
  Prospect Venture Partners
  435 Tasso Street, #140
  Palo Alto, CA 94301

Mark B. Skaletsky(9)........................................     12,834         *
  GelTex Pharmaceuticals, Inc.
  Nine Fourth Avenue
  Waltham, MA 02154

                                                                            PERCENT
FIVE PERCENT STOCKHOLDERS,                                                BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS                               NUMBER      OWNED (1)
--------------------------------                              ---------   ------------
John P. Walker(10)..........................................     35,666         *
  Axys Pharmaceuticals, Inc.
  180 Kimball Way
  So. San Francisco, CA 94080

All directors and executive officers as a group                 929,594       8.2%
  (9 persons)(11)...........................................

------------------------

   * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities, subject to community property laws, where applicable. Applicable percentage ownership is based on 11,293,267 shares of Common Stock outstanding as of April 20, 2000.

 (2) Includes 256,000 shares held by Dr. Bostian, 16,000 shares held by Arthur Weil as Trustee for Dr. Bostian's children with respect to which Dr. Bostian disclaims beneficial ownership, 2,000 shares held by Dr. Bostian as Custodian for Dr. Bostian's children, and 71,458 shares issuable to Dr. Bostian pursuant to options exercisable within 60 days of April 20, 2000.

 (3) Includes 18,841 shares held by Mr. Hogan and zero shares issuable to Mr. Hogan pursuant to options exercisable within 60 days of April 20, 2000. Mr. Hogan resigned from the Company on June 30, 1999.

 (4) Includes 12,000 shares issuable to Dr. Kisner pursuant to options exercisable within 60 days of April 20, 2000.

 (5) Includes 5,000 shares held by Dr. Miller and 53,750 shares issuable to Dr. Miller pursuant to options exercisable within 60 days of April 20, 2000.

 (6) Includes 35 shares held by Dr. Rienhoff and 11,667 shares issuable to Dr. Rienhoff pursuant to options exercisable within 60 days of April 20, 2000.

 (7) Includes 180,608 shares held by Mr. Rurka and 197,188 shares issuable to Mr. Rurka pursuant to options exercisable within 60 days of April 20, 2000.

 (8) Includes 36,880 shares held by Dr. Schnell and 11,667 shares issuable to Dr. Schnell pursuant to options exercisable within 60 days of April 20, 2000.

 (9) Includes 500 shares held by Mr. Skaletsky and 12,334 shares issuable to Mr. Skaletsky pursuant to options exercisable within 60 days of April 20, 2000.

 (10) Includes 15,000 shares held by the Walker Living Trust of which Mr. Walker is a Trustee and 20,666 shares issuable to Mr. Walker pursuant to options exercisable within 60 days of April 20, 2000.

 (11) Includes 390,730 shares issuable pursuant to options exercisable within 60 days of April 20, 2000.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    The executive officers of the Company and certain information about them as of December 31, 1999 are listed below:

NAME                           AGE                         COMPANY POSITIONS
----                         --------                      -----------------
James E. Rurka.............        54   President, Chief Executive Officer, Acting Chief
                                        Financial Officer and Director

George H. Miller, Ph.D.....        61   Senior Vice President--Research and Development

Matthew J. Hogan...........        39   Former Chief Financial Officer

    JAMES E. RURKA, President, Chief Executive Officer, Acting Chief Financial Officer and a Director, joined the Company in February 1994. From August 1983 to December 1993 he was with Cetus Corporation, subsequently acquired by Chiron Corporation, a major biotechnology company, where he was most recently President of the Cetus Oncology Division. Prior to joining Cetus Corporation, Mr. Rurka held several group marketing and product management positions at Bristol Myers Squibb, a diversified worldwide health and personal care company, and Schering Plough Corporation, a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide. Mr. Rurka currently serves as a director of Iconix Pharmaceuticals, Inc., a chemical genetics company engaged in genomics research with broad applicability to human diseases. Mr. Rurka has a B.A. in English with a minor in Business from Seton Hall University, and he attended Seton Hall University Graduate School of Business.

    MATTHEW J. HOGAN, former Chief Financial Officer, joined the Company in
May 1996. Prior to joining the Company, he held various positions since 1986 in the investment banking group at Merrill Lynch & Co., a major financial services company, most recently as a Director focusing on the biotechnology/ pharmaceutical sector. Mr. Hogan holds a B.A. in Economics from Dartmouth College and a M.B.A. from the Amos Tuck School of Business Administration.
Mr. Hogan resigned from the Company on June 30, 1999.

    GEORGE H. MILLER, PH.D., Senior Vice President -- Research and Development, joined the Company in January 1998. Prior to joining Microcide, Dr. Miller had spent the previous 23 years at Schering-Plough Research Institute, a research-based company engaged in the discovery and development of pharmaceutical products worldwide, most recently as Presidential Fellow -- Infectious Disease and Microbial Products Discovery. Dr. Miller has a B.Sc. and M.Sc. from Philadelphia College of Pharmacy and Science, and a Ph.D. from Medical College of Virginia.

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for fiscal year 1999 exceeded $100,000 (collectively the "Named Officers").

                                                       ANNUAL COMPENSATION
                                                ----------------------------------     LONG-TERM       ALL OTHER
                                      FISCAL                BONUS     OTHER ANNUAL    COMPENSATION    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      SALARY      (1)      COMPENSATION   OPTIONS/SARS #       (2)
---------------------------          --------   --------   --------   ------------   --------------   ------------
James E. Rurka.....................    1999     $291,167   $78,750           --            50,000(3)      $ 432
  President, and Chief Executive       1998      286,667    25,000           --            25,000(4)        270
  Officer                              1997      275,833        --           --            35,000(5)        270

George H. Miller, Ph.D.............
  Senior Vice President--Research      1999      234,270    44,063       18,590(7)         40,000(8)      2,480
  and Development(6)                   1998      209,278    22,000       88,525(9)         60,000(10)     2,130

Matthew J. Hogan...................    1999      102,084        --           --            40,000(12)    13,610
  Former Chief Financial               1998      176,666    18,000           --            15,000(13)       270
  Officer(11)                          1997      165,833    10,365       13,565(14)        15,000(15)       270

------------------------

 (1) Represents bonuses earned by the Named Officer based upon his performance in the year noted but paid in the subsequent year.

 (2) Represents amounts paid by the Company on behalf of the officer for term life insurance policies (the proceeds of which are payable to the officer's beneficiaries), and in the case of Mr. Hogan, vacation pay due him at resignation.

 (3) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 50,000 shares of Common Stock at a price of $4.25 per share was granted to Mr. Rurka in February 1999. Such option vests on a monthly basis over a four-year period after the date of grant. As of December 31, 1999, such option was vested with respect to 10,417 shares of Common Stock.

 (4) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 25,000 shares of Common Stock at a price of $8.25 per share was granted to Mr. Rurka in March 1998. Such option vests on a monthly basis over a four-year period after the date of grant. As of December 31, 1999, such option was vested with respect to 10,938 shares of Common Stock.

 (5) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 35,000 shares of Common Stock at a price of $10.75 per share was granted to Mr. Rurka in May 1997. Such option vests on a monthly basis over a four year period after the date of grant. As of December 31, 1999, such option was vested with respect to 22,604 shares of Common Stock.

 (6) Dr. Miller joined the Company in January 1998.

 (7) Represents reimbursement of expenses incurred by Dr. Miller in connection with relocating to the Company's geographic region attributed to 1999 compensation.

 (8) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 40,000 shares of Common Stock at a price of $4.25 per share was granted to Dr. Miller in February 1999. Such option vests on a monthly basis over a four-year period after the date of grant. As of December 31, 1999, such option was vested with respect to 8,333 shares of Common Stock.

 (9) Represents reimbursement of expenses incurred by Dr. Miller in connection with relocating to the Company's geographic region attributed to 1998 compensation.

 (10) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 60,000 shares of Common Stock at a price of $9.00 per share was granted to Dr. Miller in January 1998. Such option vests with respect to 25% of the shares subject to the option one year after the date of grant, and as to the remainder in equal monthly installments over the succeeding 36 months. As of December 31, 1999, such option was vested with respect to 28,750 shares of Common Stock.

 (11) Mr. Hogan resigned from the Company on June 30, 1999.

 (12) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 40,000 shares of Common Stock at a price of $4.25 per share was granted to Mr. Hogan in February 1999. Such option vests on a monthly basis over a four-year period after the date of grant. As of December 31, 1999, such option was vested with respect to zero shares of Common Stock (Mr. Hogan resigned on June 30, 1999).

 (13) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 15,000 shares of Common Stock at a price of $8.25 was granted to Mr. Hogan in March 1998. Such option vests on a monthly basis over a four year period after the date of grant. As of December 31, 1999, such option was vested with respect to zero shares of Common Stock (Mr. Hogan resigned on June 30, 1999).

 (14) Represents reimbursement of expenses incurred by Mr. Hogan in connection with relocating to the Company's geographic region attributed to 1997 compensation.

 (15) Pursuant to the Company's 1993 Amended Incentive Stock Plan, an option to purchase 15,000 shares of Common Stock at a price of $10.75 per share was granted to Mr. Hogan in May 1997. Such option vests on a monthly basis over a four year period after the date of grant. As of December 31, 1999, such option was vested with respect to zero shares of Common Stock
      (Mr. Hogan resigned on June 30, 1999).

    EMPLOYMENT CONTRACTS. In February 1994, the Company entered into an employment agreement with James E. Rurka, President and Chief Executive Officer and a Director of the Company, whose contract expired in 1997 and was not renewed. The Company currently has no compensatory plan or arrangement with any of the Named Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

STOCK OPTION INFORMATION

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended December 31, 1999. The table also sets forth hypothetical gains or option spreads for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                       % OF TOTAL                               ANNUAL RATE OF
                                                        OPTIONS                                   STOCK PRICE
                                                       GRANTED TO                              APPRECIATION FOR
                                                       EMPLOYEES    EXERCISE                    OPTIONS TERM(2)
                                           OPTIONS     IN FISCAL      PRICE     EXPIRATION   ---------------------
NAME                                      GRANTED(1)      YEAR      PER SHARE      DATE         5%          10%
----                                      ----------   ----------   ---------   ----------   ---------   ---------
James E. Rurka..........................    50,000        10.8%       $4.25      02/05/09    $136,189    $342,729
  President, Chief Executive Officer
  and Director

George H. Miller, Ph.D..................    40,000         8.6%        4.25      02/05/09     108,951     274,184
  Senior Vice President Research
  and Development

Matthew J. Hogan........................    40,000         8.6%        4.25      07/30/99           0           0
  Former Chief Financial Officer(3)

------------------------

(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. The Company's 1993 Amended Incentive Stock Plan (the "Incentive Plan") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plan at an exercise price no less than fair market value on the date of grant. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the Common Stock. Non-qualified options may be granted at an exercise price of no less than 85% of fair market value on the date of grant. The above-referenced options generally become exercisable on a monthly basis over a four-year period after the date of grant. Options generally terminate on the earlier of thirty days after termination of the optionee's employment by or services to the Company, or ten years after grant.

(2) The 5% and 10% assumed annualized rates of compound stock price appreciation are based on the exercise prices shown in the table, are mandated by the rules of the Securities and Exchange Commission, and do not represent the Company's estimate or a projection by the Company of future Common Stock prices.

(3) Mr. Hogan resigned from the Company on June 30, 1999.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
VALUES. The following table sets forth certain information concerning the number of options exercised by the Named Officers during the fiscal year ended December 31, 1999, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 31, 1999 ($8.875 per share).

                                                                                            VALUE OF UNEXERCISED
                                    SHARES                   NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                   ACQUIRED              OPTIONS AT DECEMBER 31, 1999       AT DECEMBER 31, 1999
                                      ON       VALUE     -----------------------------   ---------------------------
NAME                               EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                               --------   --------   ------------   --------------   -----------   -------------
James E. Rurka...................     0          $0         174,272         70,728       $1,013,260      $221,740

George H. Miller, Ph.D...........     0           0          37,083         62,917           38,540       146,460

Matthew J. Hogan (1).............     0           0               0              0                0             0

------------------------

(1) Mr. Hogan, former Chief Financial Officer, resigned on June 30, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. The Committee during 1999 consisted of directors James E. Rurka, David Schnell, M.D. and John P. Walker. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 1999.

COMPENSATION PHILOSOPHY

    The goal of the Company's compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. Compensation for the Company's executive officers consists of a base salary and potential cash bonus, as well as potential incentive compensation through stock options and stock ownership. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

BASE SALARY

    The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within the Company's principal competitors, and internal comparability considerations. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

INCENTIVE BONUSES

    The Company implemented a formal incentive bonus plan in 1997 pursuant to which the executive officers of the Company are eligible to receive incentive cash compensation based upon achievement of corporate goals. The amounts of such cash bonuses for executive officers other than the Chief Executive Officer are based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee and the Board of Directors. The amount of any cash bonus for the Chief Executive Officer is determined by the Compensation Committee subject to the review and approval of the Board of Directors.

LONG-TERM INCENTIVES

    The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1993 Amended Incentive Stock Plan and the opportunity to purchase stock under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees may purchase Common Stock through payroll deductions in semi-annual offerings at a price equal to the lower of 85% of the closing price on the applicable offering commencement date or 85% of the closing price on the applicable offering termination date. The Company has reserved 220,000 shares of Common Stock for issuance to employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 1999, James E. Rurka's base salary was increased from $290,000 to $300,000, an increase of 3.5%. Mr. Rurka received a $78,750 bonus in 2000 relative to 1999 performance and a $25,000 bonus in 1999 relative to 1998 performance. As with other executive officers, Mr. Rurka's total compensation was based on the Company's accomplishments and the Chief Executive Officer's contribution thereto.

SECTION 162(M)

    The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the Proxy Statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

    In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

                                          Respectfully submitted by:
                                          COMPENSATION COMMITTEE
                                          John P. Walker, Chairman
                                          James E. Rurka
                                          David Schnell, M.D.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to the terms of the Series A Preferred Stock Purchase Agreement between the Company and EpiGenix, Inc., a Delaware corporation, now named Iconix Pharmaceuticals, Inc., (hereinafter referred to as "Iconix") dated January 14, 1998, the Core Technology Development and License Agreement between the Company and Iconix dated January 14, 1998 (the "Core Technology Agreement") and the Antiviral and Surrogate Genetics Research and Collaboration Agreement between the Company and Iconix dated January 14, 1998 (the "Collaboration Agreement"), the Company has purchased 8,750,000 shares of Series A Preferred Stock of Iconix in exchange for the assignment and license of certain technology from the Company to Iconix pursuant to the terms of the Core Technology Agreement. The shares of Series A Preferred Stock are deemed to have a value of $0.75 per share based upon the $0.75 price per share paid by the investors purchasing Series B Preferred Stock of Iconix (which is substantially similar in rights, preferences, and privileges to the Series A Preferred Stock) as part of the same transaction.

    Under the terms of the Core Technology Agreement, the Company agreed to transfer or license certain technology to Iconix and to jointly develop certain technologies for a specified period of time. Under the terms of the Collaboration Agreement, the parties have agreed to collaborate to discover and develop viral therapeutics, as well as to potentially utilize the technologies which Iconix will develop for antibacterial and antifungal applications.

    Dr. Keith Bostian, formerly Chief Operating Officer of the Company, has become the President and Chief Executive Officer of Iconix. Dr. Bostian continues to serve as a member of the Company's Board of Directors. He also served as a consultant to the Company for a two-year period ending January 13, 2000.

    The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999, the Compensation Committee consisted of James E. Rurka, David Schnell, M.D. and John P. Walker. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other Company. Except for Mr. Rurka, no member of the Compensation Committee, as constituted during 1999, was a former or current officer or employee of the Company.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

                               LEGAL PROCEEDINGS

                The Company is not a party to any legal proceeding.

                          CORPORATE PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return on the Company's Common Stock from the effective date of the Company's initial public offering on May 14, 1996 through December 31, 1999 for the Company, the Nasdaq National Market Index and the Nasdaq Pharmaceutical Index. The Nasdaq Pharmaceutical Index represents all companies trading on the Nasdaq National Market under the Standard Industrial Code for pharmaceutical companies, including biotechnology companies. The graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of companies like Microcide are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the prices of biopharmaceutical stocks.

                            CUMULATIVE TOTAL RETURN*
         AMONG MICROCIDE PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET
                   INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

                                                                 STOCK MARKET
                                                       --------------------------------
                 MEASUREMENT PERIOD                          MICROCIDE                        NASDAQ
                (FISCAL YEAR COVERED)                  PHARMACEUTICALS, INC.    NASDAQ    PHARMACEUTICAL
-----------------------------------------------------  ---------------------   --------   --------------
May 14, 1996                                                    100              100           100
December 31, 1996                                                71              105            90
December 31, 1997                                                63              128            93
December 31, 1998                                                28              180           119
December 31, 1999                                                63              326           221

------------------------

* ASSUMES $100 INVESTED ON MAY 14, 1996. ASSUMES DIVIDENDS REINVESTED. FISCAL YEARS ENDING DECEMBER 31.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Mountain View, California
Dated: May 15, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        MICROCIDE PHARMACEUTICALS, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2000

    The undersigned stockholder of MICROCIDE PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 15, 2000 and hereby appoints James E. Rurka and Michael J. O'Donnell, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of MICROCIDE PHARMACEUTICALS, INC. to be held on June 15, 2000 at 9:00 a.m. local time, at the Company's offices located at 850 Maude Avenue, Mountain View, California, 94043, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  ELECTION OF DIRECTORS:

    / /  FOR all nominees listed below
         (except as indicated)

    / /  WITHHOLD for all nominees listed below



    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

    Daniel L. Kisner, M.D., David Schnell, M.D. and Mark B. Skaletsky

2. PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1993 AMENDED INCENTIVE STOCK PLAN FROM 2,580,000 TO 3,030,000 SHARES:

    / / FOR     / / AGAINST     / / ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31, 2000:

    / / FOR     / / AGAINST     / / ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE, FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1993 AMENDED INCENTIVE STOCK PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated: ________________, 2000           ____________________________________
                                        Signature


                                        ____________________________________
                                        Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)